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                                                                    EXHIBIT 99.1

Contacts:   Rebecca Metzger                             Barbara Smith
            Harbinger Corporation                       GCI Group
            404-467-3211                                404-870-3768
            rebecca.metzger@harbinger.com               bsmith@gcigroup.com


For Immediate Release ...


    HARBINGER ANNOUNCES REFINED STRATEGY, ORGANIZATIONAL RE-STRUCTURING, AND
                       PRELIMINARY THIRD QUARTER RESULTS


         ATLANTA, GA - SEPTEMBER 30, 1998 - Harbinger Corporation (NASDAQ:HRBC), a worldwide supplier of Electronic Commerce software, services and solutions, announced today that the company will re-structure, concentrate its current product lines and expand certain investment areas to further secure its industry leading position in the transition from EDI to Internet EC. The company also announced preliminary third quarter results including a one time charge for restructuring of $15 to $20 million.

         Also, due to a refocusing of the business on electronic connectivity and to eliminate duplicate departments and roles, the company will reduce its workforce by 10 percent and realign its executive team. As part of the realignment, founder and Chairman C. Tycho Howle will re-assume responsibility as Chief Executive Officer.

STRATEGY REVIEW

         In August, a board-appointed strategic review committee, headed by Howle and including leading industry analysts, was formed to review Harbinger's product lines, organization and resource allocations, and to examine the acceleration of changes in the company's markets during the first half of 1998. The committee's findings drive how the company will be positioning itself to lead the transition to Internet Electronic Commerce.

         "Harbinger's rapid growth has historically outpaced the Electronic Commerce market, especially in the area of EDI," said Howle. "While we have been focused on meeting our high growth expectations and maximizing revenue from our acquisitions subtle changes have emerged in the market."

         Harbinger's recent acquisitions and new product additions have generated a complex portfolio of products and services. In some cases, because of unique market requirements, Harbinger kept in existence overlapping products and services from acquired companies. These overlapping products required multiple R&D and customer support resources and distracted and diluted the efforts of the company. The company is now moving quickly to consolidate these products and transition customers.

         "As a part of this reorganization, a separate business unit will be created with its sole focus on meeting the needs of Harbinger's more than 40,000 existing customers," Howle said. "Harbinger believes its customers are the

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company's most important assets and even though recent customer surveys indicate customer satisfaction and loyalty are already one of Harbinger's strong suits, the company intends to strive to increase its competitive advantage derived from this area. The new organization will allow for a more concentrated and focused effort on meeting our customer's current and future needs. Further details on Harbinger's new organization and its product plans will be made available in the fourth quarter."

          "We have always been proud of high marks from our customers regarding performance, service and satisfaction levels," Howle continued. "Our acquisitions have presented some challenges, and in some cases required the transfer of resources away from what we do best, which is building and supporting comprehensive EC solutions for our customers. By reducing the number of products and refocusing our best resources on Harbinger's key core competencies, we believe that the company will benefit over the long term."

         Harbinger expects the portion of the business focusing on enabling applications for business-to-business Internet EC, some of which may include EDI, will grow between 50 to 100 percent through 1999, as will certain segments of the company's traditional EDI business, notably Windows NT. Key investment areas include electronic catalog supplier content, next generation EC technologies, enhanced software for secure Internet messaging and the company's Internet Value-Added Server (IVAS) both as a service and licensable technology. Harbinger expects that traditional EDI will remain a significant part of its business for the foreseeable future; however, due to year 2000 initiatives and emerging EC solutions, the company projects flat to minimal growth in the "pure EDI" segment of its business through 1999.

         Ahead, Harbinger intends to focus on business to business electronic connectivity through the Internet. The company's key services will be trading community management, mass deployment, the professional services necessary to implement Electronic Commerce, and enterprise and small business software necessary to enable EC transaction exchange. Harbinger's EC solutions will cover all sizes of companies, from the enterprise to middle market companies to small businesses. The company expects its solutions-driven approach, and streamlined products and services to make its business simpler to manage. The goal is to achieve a more predictable revenue stream over time, with 50 percent from recurring services, 30 percent from software and 20 percent from professional services solutions.

NEW ORGANIZATIONAL STRUCTURE

         As a result of the strategy review, Harbinger has re-aligned its executive management team to enable greater focus on building operational excellence and to address its new market opportunities. C. Tycho Howle, current Chairman of Harbinger, will take on the additional responsibility of Chief Executive Officer (CEO), a position that he has held for most of Harbinger's history. David Leach, former Chief Executive Officer, will become Vice Chairman and will help manage the re-organization effort and then focus his efforts on improving the performance of Harbinger's international business.


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         James M. Travers, formerly President and General Manager of Harbinger's
Software Solutions Division, has been promoted to President and Chief Operating Officer (COO) of Harbinger. Mr. Travers will be responsible for day-to-day operations of the company. James Davis, former President and Chief Operating Officer of Harbinger, has been named Group Executive, Business Development and Strategic Alliances, focusing on new businesses including Electronic Catalog.

         Harbinger is also reducing its workforce by approximately 10 percent representing a total of 110 positions. The headcount reduction is principally related to operational efficiencies in its U.S. and European operations as Harbinger moves to complete the integration of major acquisitions and realigns investment priorities.

         "A decision on workforce reduction is never made easily and certainly one that Harbinger reached only after considering numerous options," said Travers, COO. "But we must take the necessary steps to address our most exciting opportunities and have the organizational focus we need to continue to lead in the EC market. Now and going forward, our longstanding commitment to operational excellence across all areas of our business, particularly customer service and satisfaction, will continue to drive Harbinger's day-to-day operations."

         Additionally, Harbinger will focus future operations in its Catalog Solutions Division towards supplying electronic catalog data and managing electronic catalog based trading communities rather than developing and marketing procurement applications. The company currently is involved in both areas of the electronic catalog market. Harbinger entered this developing market via acquisition of ACQUION, Inc. and the Materials Management Division of MACTEC, Inc. Given recent announcements by ERP vendors and other TrustedLink(TM) Procurement competitors, Harbinger will focus on being the leading provider of data enriched supplier content services. The company will now seek to leverage its advantage in trading partner management, including data and data rationalization services, and look to expand its relationships with catalog application providers for the use of Harbinger's electronic MRO catalog data library. The company is actively seeking a buyer for its TrustedLink(TM) Procurement application.

PRELIMINARY THIRD QUARTER RESULTS

         The company expects to report revenues for the third quarter ending September 30, 1998, of between $34.0 and $36.5 million and earnings per share from continuing operations of between $.04 and $.08 per share, before non-recurring charges and a specific provision to the allowance for doubtful accounts. General and administrative expenses include a provision of approximately $6 million principally related to accounts receivable associated with indirect channels. Earnings (losses) per share from continuing operations before non-recurring charges are expected to be between ($.04) to $.00 per share. The company anticipates non-recurring charges to include restructuring and integration charges totaling $15 to $20 million, which includes approximately $3 million in remaining integration charges previously announced at the end of our first quarter associated with our merger with Premenos, and charges associated with product consolidation, discontinuation and/or divestiture. In addition to the charges above, the company also expects to record a loss associated with discontinuing the TrustedLink(TM) Procurement application of between $3 million and $6 million.


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ABOUT HARBINGER
         Harbinger Corporation is a worldwide, single-source provider of Electronic Commerce software, services and solutions serving the industry's largest software and network customer community. The company is dedicated to providing comprehensive and scalable E-Commerce software and Value Added Network services for computing platforms ranging from desktops to mainframes and meeting the emerging market needs for Internet and Web commerce solutions, including electronic catalog services and secure EDI over the Internet. Harbinger is headquartered in Atlanta, Georgia and provides worldwide support to its customer community from multiple U.S. and overseas operations facilities. For additional information on this announcement and Harbinger's full line of products and services, visit the World Wide Web at www.harbinger.com.

This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include integration of recent acquisitions, intense competition and adverse developments with respect to the company's domestic or foreign operations, dependence on new products, industry standards and risks of product development. Additional factors are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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Harbinger and the Harbinger logo are registered trademarks and TrustedLink
Procurement is a trademark of Harbinger Corporation. All other company and product names referenced herein are registered trademarks or trademarks of their respective owners.